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                                                                EXHIBIT 10(y)(2)

                          RELIANT ENERGY, INCORPORATED
                                AND SUBSIDIARIES
                       COMMON STOCK PARTICIPATION PLAN FOR
                          DESIGNATED NEW EMPLOYEES AND
                              NON-OFFICER EMPLOYEES

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)

                                     RECITAL

                  CenterPoint Energy, Inc. (the "Company") established the Reliant Energy, Incorporated and Subsidiaries Common Stock Participation Plan for Designated New Employees and Non-Officer Employees, effective as of March 4, 1998 (the "Prior Plan"), for the benefit of its eligible key employees and retained the right to amend the Prior Plan under Article IX thereof.

                  Effective as of January 1, 2001 and in connection with the Company's planned distribution of the shares of Reliant Resources, Inc. Common Stock to its shareholders, the Board authorized the amendment, restatement and continuation of the Prior Plan, as in effect on December 31, 2000, in the form of this plan (the "Plan") to provide for the vesting and conversion of certain outstanding Stock Awards, that no performance-based or restricted Stock Awards in the form of shares of Common Stock shall be made from and after April 10, 2001, that employment with Reliant Resources, Inc. and its subsidiaries is not a termination hereunder, and to make certain other changes therein.

                  NOW, THEREFORE, effective as of January 1, 2001, the Company hereby amends, restates in its entirety and continues the Prior Plan as follows:

                                  INTRODUCTION

                                   ARTICLE I

                                    PURPOSE

                  The purpose of the Plan is to strengthen the alignment of financial interests of selected employees of the Company and its Subsidiaries with those of the Company's shareholders through the increased ownership of shares of the Company's Common Stock by such employees. The Plan (i) enhances the Company's ability to maintain a competitive position in attracting and retaining qualified personnel, (ii) provides a means of rewarding the outstanding performance of such employees, and (iii) enhances the interest of such employees in the Company's continued success and progress by enabling them to obtain a proprietary interest in the Company. Pursuant to the Plan, the Company may provide for the delivery of shares of Common Stock to (i) persons not previously employed by the Company or its Subsidiaries as an inducement to their entering into employment with the Company or its Subsidiaries and (2) employees who are not officers of the Company who it is determined should be rewarded for exceptional performance.

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                                   ARTICLE II

                                   DEFINITIONS

                  For purposes of the Plan, the following terms shall have the meanings below stated, subject to the provisions of Section 7.1.

                  "BOARD" means the Board of Directors of the Company.

                  "CAUSE" means a Participant's (a) gross negligence in the performance of the Participant's duties, (b) intentional and continued failure to perform the Participant's duties, (c) intentional engagement in conduct which is materially injurious to an Employer (monetarily or otherwise) or (d) conviction of a felony or a misdemeanor involving moral turpitude. For this purpose, an act or failure to act on the part of a Participant will be deemed "intentional" only if done or omitted to be done by the Participant not in good faith and without reasonable belief that his/her action or omission was in the best interest of his/her Employer, and no act or failure to act on the part of the Participant will be deemed "intentional" if it was due primarily to an error in judgment or negligence.

                  A "CHANGE IN CONTROL" or "CIC" shall be deemed to have occurred upon the occurrence of any of the following events:

                  (a) 30% OWNERSHIP CHANGE: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

                  (b) BOARD MAJORITY CHANGE: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

                  (c) MAJOR MERGERS AND ACQUISITIONS: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company's

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         consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

                  (d) MAJOR ASSET DISPOSITIONS: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the Board (if the Company continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

For purposes of the foregoing,

                  (1) the term "Person" means an individual, entity or group;

                  (2) the term "group" is used as it is defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

                  (3) the term "beneficial owner" is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

                  (4) the term "Outstanding Voting Stock" means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

                  (5) the term "Incumbent Director" means a director of the Company (x) who was a director of the Company on September 1, 1997 or
         (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

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                  (6)      the term "election contest" is used as it is defined
         for purposes of Rule 14a-11 under the Exchange Act;

                  (7) the term "Business Combination" means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

                  (8) the term "parent corporation resulting from a Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries; and

                  (9) the term "Major Asset Disposition" means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its Subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITTEE" means the Special Stock Award Committee or the Compensation Committee of the Board, it being understood that either such Committee shall have authority to grant Stock Awards and take other action contemplated by this Plan.

                  "COMMON STOCK" means, subject to the provisions of Section 9.3, the presently authorized common stock, without par value, of the Company.

                  "COMPANY" means CenterPoint Energy, Inc., a Texas corporation, and any successor thereto.

                  "DISABILITY" means a physical or mental impairment of sufficient severity such that an Employee is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's or Resources's benefit plans.

                  "DISTRIBUTION" means the distribution by the Company to the holders of its Common Stock of all of the shares of the common stock of Resources it then owns.

                  "EMPLOYEE" means an employee of the Company, Resources, a Subsidiary or a Resources Subsidiary.

                  "EMPLOYER" means the Company, Resources, a Subsidiary, or a Resources Subsidiary that employs the Participant.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FAIR MARKET VALUE" means the average of high and low sales price of a share of Common Stock on the New York Stock Exchange--Composite Transactions reporting system, as

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reported on the date as of which such value is being determined or, if no sales occurred on such day, then on the next preceding day on which there were such sales.

                  "PARTICIPANT" means a person selected to participate in this Plan pursuant to the terms hereof.

                  "PLAN" means the Reliant Energy, Incorporated and Subsidiaries Common Stock Participation Plan for Designated New Employees and Non-Officer Employees, as set forth herein and as from time to time amended.

                  "RESOURCES" means Reliant Resources, Inc., a Delaware corporation, or a successor to Reliant Resources, Inc. in the ownership of substantially all of its assets.

                  "RESOURCES SUBSIDIARY" means a subsidiary corporation of Resources as defined in Section 424(f) of the Code.

                  "RESTRICTED PERIOD" means the period of employment established by the Committee which the Participant must complete for the restrictions to lapse pursuant to Section 6.2.

                  "STOCK AWARD" means an award of shares of Common Stock or units denominated in shares of Common Stock, of options to purchase shares of Common Stock, or of the right to a payment measured by the appreciation in the value of shares of Common Stock or the value of units denominated in shares of Common Stock, granted by the Company to a Participant pursuant to Section 5.1.

                  "SUBSIDIARY" means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

                                  ARTICLE III

                              RESERVATION OF SHARES

                  The aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed One Million (1,000,000) shares, subject to adjustment as hereinafter provided. The number of shares of Common Stock that are subject to awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an award are not issued to a Participant, shall again immediately become available for awards hereunder. In the event that any option or other award granted hereunder is exercised through the delivery of shares of Common Stock or in the event that withholding tax liabilities arising from such award are satisfied by the withholding of shares of Common Stock by the Company, the number of shares of Common Stock available for awards under the Plan shall be increased by the number of shares of Common Stock so surrendered or withheld. All or any part of such One Million shares may be issued pursuant to Stock Awards. The shares of Common Stock which may be granted pursuant to Stock Awards will consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or hereafter reacquired by the Company as treasury shares. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of

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Section 9.3 and to give effect to any amendment adopted as provided in Section
8.1. The foregoing limitation on the number of shares of Common Stock issuable under the Plan is a limitation on the aggregate number of shares of Common Stock issued, but subject to such rules and procedures concerning the counting of shares against the Plan maximum as the Committee may deem appropriate.

                                   ARTICLE IV

                            PARTICIPATION IN THE PLAN

         4.1 ELIGIBILITY TO RECEIVE STOCK AWARDS. Stock Awards under this Plan may be granted only to persons selected by the Committee who are not officers of the Company and who are Employees of the Company or a Subsidiary on the date the Stock Award is granted. Stock Awards under this Plan may be granted to any Employee who has become entitled to an award pursuant to another incentive plan of the Company or a Subsidiary provided that the award is consistent with the purposes of this Plan.

         4.2 PARTICIPATION NOT GUARANTEE OF EMPLOYMENT. Nothing in this Plan or in the instrument evidencing the grant of a Stock Award shall in any manner be construed to limit in any way the right of the Employer to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Plan, or give any right to such Participant to remain employed by an Employer in any particular position or at any particular rate of compensation.

                                   ARTICLE V

                                  STOCK AWARDS

         5.1      GRANT OF STOCK AWARDS.

         (a) SELECTION OF PARTICIPANTS. Subject to the terms of this Plan, the Committee shall select the persons to whom Stock Awards shall be awarded. Subject to the eligibility requirements of Section 4.1, awards pursuant to other incentive plans of the Company or any Subsidiaries denominated in shares of Common Stock, in the discretion of the Committee, may be granted to Employees pursuant to the terms of the Plan. Notwithstanding any provision of this Plan to the contrary, no performance-based or restricted Stock Awards in the form of shares of Common Stock under Section 5.2 shall be made from and after April 10, 2001.

         (b) AWARD OF SHARES. The Committee shall determine the number of shares of Common Stock covered by each Stock Award awarded to a Participant, as well as all other terms and conditions of each Stock Award. Shares issued pursuant to the terms of other incentive plans of the Company or a Subsidiary may be issued subject to terms established with reference to such other plans. Shares of Common Stock may be awarded subject to a Restricted Period, without any restriction whatsoever or subject to such other vesting and forfeiture conditions, which may be performance based, as may be established by the Committee. If Stock Awards are issued subject to a Restricted Period, then on or about the close of, and, if appropriate and in accordance with Section 6.3 or 6.5, during the term of, each Restricted Period, the Committee shall determine whether restrictions set forth in Article VI hereof shall lapse with respect to a

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portion or all of the shares awarded under a Stock Award. Notwithstanding the foregoing to the contrary, in the event of the Distribution, effective as of the date of the Distribution, the number of any performance-based Stock Awards granted under this Plan for a performance cycle shall be converted into a number of shares of Common Stock, as determined by the Company, subject to a Restricted Period.

                  The Committee shall implement the grant of a Stock Award subject to a Restricted Period by credit to a bookkeeping account maintained by the Company evidencing the accrual to a Participant of unsecured and unfunded rights to receive, subject to the terms of the Stock Award, shares of Common Stock.

         (c) FORM OF INSTRUMENT. Each Stock Award shall be made pursuant to an instrument prescribed in form by the Committee. Such instrument shall specify the number of shares covered thereby and the restrictions, if any, which, if not achieved, may cause all or part of the shares to be forfeited.

         5.2 RIGHTS WITH RESPECT TO SHARES. No Participant who is granted a Stock Award implemented by credit to a Company bookkeeping account shall have any rights as a stockholder by virtue of such grant until shares are actually issued or delivered to the Participant. The Committee may establish and express in the written instrument evidencing the Stock Award terms and conditions under which the Participant granted such Stock Award shall be entitled to receive an amount equivalent to any dividend payable with respect to the number of shares which, as of the record date for which dividends are payable, have been credited but not delivered to the Participant. At the Committee's discretion, any such dividend equivalents (i) may be paid at such time or times during the period when the shares are as yet undelivered pursuant to the terms of the Stock Award,
(ii) may be paid at the time the shares to which the dividend equivalents apply are delivered, or (iii) may be reflected by the credit of additional full or fractional shares to three decimal places in an amount equal to the amount of such dividend equivalents divided by the Fair Market Value of a full share on the date of payment of the dividend on which the dividend equivalent is based, all as shall be expressed in the written instrument evidencing the Stock Award. Any arrangements for the payment or credit of dividend equivalents shall be terminated if, and to the extent that, under the terms and conditions so established, the right to receive shares pursuant to the terms of the Stock Award shall terminate or lapse.

                                   ARTICLE VI

                   STOCK AWARDS SUBJECT TO A RESTRICTED PERIOD

         6.1 RESTRICTIONS. Each Stock Award granted under this Plan subject to a Restricted Period shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Committee.

                  Until the restrictions set forth in this Section 6.1 shall lapse pursuant to this Article VI, shares of Common Stock awarded to a Participant pursuant to each Stock Award:

                  (a) shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and

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                  (b)      shall be returned to the Company, and all rights of
         the Participant to such shares shall terminate without any payment of consideration by the Company, if the Participant's continuous employment with an Employer shall terminate for any reason, except as provided in Section 6.2, 6.3 or 6.5.

         6.2 LAPSE OF RESTRICTIONS DUE TO TERMINATION OF RESTRICTED PERIOD. At the time of the Stock Award, there may be established for a Participant a "Restricted Period" which shall be such length of time as established by the Committee in its discretion. Shares of Common Stock awarded to Participants may not be sold, assigned, transferred, pledged, otherwise encumbered or disposed of, except as hereinafter provided, during the Restricted Period. Except for such restrictions on transfer, the Participant, as owner of such shares, shall have all the rights of the holder of Common Stock, including but not limited to, the right to vote the same and to receive all dividends paid on such shares.

         6.3 LAPSE OF RESTRICTIONS DUE TO CERTAIN TERMINATIONS OF EMPLOYMENT. Unless otherwise provided by the Committee with respect to a particular Stock Award, if a Participant who has been in the continuous employment of any Employer since the date on which a Stock Award was granted to such Participant shall, while in such employment and prior to the close of the Restricted Period with respect to which such Stock Award was granted, terminate employment by reason of death, Disability or retirement on or after attainment of age fifty-five (55), the restrictions set forth in Section 6.1 shall lapse with respect to all of the shares subject to the Award.

         6.4 TERMINATIONS OF EMPLOYMENT. A termination of employment except by reason of death, Disability or retirement on or after attainment of age fifty-five, with any Employer prior to the close of the Restricted Period with respect to which a particular Stock Award was granted would result in the forfeit of all such shares. Following the Distribution, a termination of employment with an Employer includes a transfer of employment from the Company (or a Subsidiary) to Resources (or a Resources Subsidiary) and vice versa.

         6.5 TREATMENT UPON CHANGE IN CONTROL. Unless otherwise provided by the Committee with respect to a particular Stock Award, notwithstanding any provision of Section 6.1 or any other provision of this Plan, forthwith upon the occurrence of any Change in Control of the Company, the Company shall pay cash to each Participant to whom a Stock Award has been made (and with respect to which the restrictions have not previously lapsed) in an amount equal to the number of shares of Common Stock granted under this Plan pursuant to outstanding performance-based Stock Awards as if the performance objectives had been met at the maximum level times the Fair Market Value on the date of the Change in Control.

                                  ARTICLE VII

                           ADMINISTRATION OF THE PLAN

         7.1 THE COMMITTEE. This Plan shall be administered solely by the Committee. The Committee shall have full and final authority to interpret this Plan and the instruments evidencing Stock Awards granted hereunder, to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee's determination in all matters referred to herein

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shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Employers, the shareholders of the Company, the Committee and each of the members thereof, as well as Participants and Employees and their respective successors in interest.

         7.2 LIABILITY OF COMMITTEE. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee or by any person to whom authority is delegated as provided in the last sentence of Section 7.1 in connection with this Plan, except for the willful misconduct of such member or as expressly required by law. The Committee shall have power to engage outside consultants, auditors or other professionals to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.

         7.3 DETERMINATION OF THE COMMITTEE. In making its determinations concerning the individuals who will become Participants, as well as the number of shares to be awarded to each Participant, the Committee shall take into account such factors as the Committee may deem relevant. The Committee shall also determine the form of Stock Awards to be issued under this Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Committee may, in its sole discretion, waive any provisions of any Stock Award, provided such waiver is not inconsistent with the terms of this Plan as then in effect.

                                  ARTICLE VIII

                        AMENDMENT AND TERMINATION OF PLAN

         8.1 AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION. The Board may amend, modify, suspend or terminate the Plan at any time except that no amendment or alteration that would impair the rights of any Participant under any outstanding Stock Award shall be made without such Participant's consent.

         8.2 TERMINATION. The Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. No Stock Awards may be granted after this Plan has terminated. After this Plan has terminated, the function of the Committee with respect to this Plan will be limited to determinations, interpretations and other matters provided herein with respect to Stock Awards previously granted.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 RESTRICTIONS UPON GRANT OF STOCK AWARDS. The listing upon the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Stock Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of the Participants receiving such shares) may be necessary or desirable and, in any event, if the Committee in its sole discretion so determines, delivery of the certificates for such shares of Common Stock shall not be made until such listing, registration or qualification shall have

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been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification; provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended (the "1933 Act"), other than on Form S-8, as presently in effect, or other such forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

         9.2 RESTRICTIONS UPON RESALE OF UNREGISTERED STOCK. If the shares of Common Stock that have been transferred to a Participant pursuant to the terms of this Plan are not registered under the 1933 Act pursuant to an effective registration statement, such Participant, if the Committee deems it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Participant pursuant to this Plan will not be sold except pursuant to Rule 144 under the 1933 Act, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act; and (ii) that such Participant is acquiring such shares of Common Stock for such Participant's own account and not with a view to the distribution thereof.

         9.3      ADJUSTMENTS.

         (a) The existence of outstanding Stock Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

         (b) In the event of any subdivision or combination of outstanding shares of Common Stock or declaration of a dividend on the Common Stock payable in shares of Common Stock, the Committee may adjust proportionally the number of shares of Common Stock reserved under this Plan and covered by outstanding Stock Awards denominated in Common Stock or units of Common Stock and may also adjust, if it deems appropriate, any price criteria or other determination in respect of such Stock Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock) or any reclassification of this Common Stock, the Committee may make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, or liquidating distribution, the Committee shall be authorized to issue or assume Stock Awards, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Stock Awards for previously issued Stock Awards or an assumption of previously issued Stock Awards, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, Stock Awards and the termination of unexercised rights with respect to Stock Awards in connection with such transaction.

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         9.4      WITHHOLDING OF TAXES: The Company or its designated third
party administrator shall have the right to deduct taxes at the applicable supplemental rate from any payment or delivery hereunder and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, provided that withholding obligations with respect to options may only be satisfied in cash as long as withholding of stock following the exercise of an option would result in a charge to earnings. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required, except with respect to options. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

         9.5 EFFECTIVE DATE OF PLAN: This Plan shall be effective as of March 4, 1998, and the amendment and restatement evidenced hereby shall be effective January 1, 2001.

                                   CENTERPOINT ENERGY, INC.

                                   By /s/ DAVID M. MCCLANAHAN
                                      ------------------------------------------
                                        David M. McClanahan
                                        Vice Chairman

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